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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

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                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____

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                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

NEW YORK                                                        13-4994650
(State of incorporation                                   (I.R.S. employer
if not a national bank)                                identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                   10017
(Address of principal executive offices)                        (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)

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                       ROCKWELL INTERNATIONAL CORPORATION
              (Exact name of obligor as specified in its charter)

DELAWARE                                                        95-1054708
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                         identification No.)

2201 SEAL BEACH BOULEVARD
SEAL BEACH, CA                                                  90740-8250
(Address of principal executive offices)                        (Zip Code)


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                                DEBT SECURITIES
                      (Title of the indenture securities)

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                                   GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

         Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

         Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.





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Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 3RD day of AUGUST, 1995.



                                             CHEMICAL BANK


                                             By /s/ Anne G. Brenner
                                                -------------------------
                                                    Anne G. Brenner
                                                    Assistant Vice President

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                             Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                 of 270 Park Avenue, New York, New York  10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                  at the close of business March 31, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                                   Dollar Amounts
                      ASSETS                                                                        in Millions
        Cash and balances due from depository institutions:
                 Noninterest-bearing balances and
                 currency and coin  . . . . . . . . . . . . . . . . . . . . . . . . .                    $  5,797
                 Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . .                       2,523
        Securities: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        Held to maturity securities   . . . . . . . . . . . . . . . . . . . . . . . .                       6,195
        Available for sale securities . . . . . . . . . . . . . . . . . . . . . . . .                      17,785
        Federal Funds sold and securities purchased under
                 agreements to resell in domestic offices of the
                 bank and of its Edge and Agreement subsidiaries,
                 and in IBF's:
                 Federal funds sold   . . . . . . . . . . . . . . . . . . . . . . . .                       2,493
                 Securities purchased under agreements to resell  . . . . . . . . . .                          50
        Loans and lease financing receivables:
                 Loans and leases, net of unearned income                  $68,937
                 Less: Allowance for loan and lease losses                   1,898
                 Less: Allocated transfer risk reserve  . . .                  113
                                                                          --------
                 Loans and leases, net of unearned income,
                 allowance, and reserve   . . . . . . . . . . . . . . . . . . . . . .                      66,926
        Trading Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      37,294
        Premises and fixed assets (including capitalized leases)  . . . . . . . . . .                       1,402
        Other real estate owned   . . . . . . . . . . . . . . . . . . . . . . . . . .                          99
        Investments in unconsolidated subsidiaries and associated companies   . . . .                         148
        Customer's liability to this bank on acceptances outstanding  . . . . . . . .                       1,051
        Intangible assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         512
        Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       6,759
                                                                                                          -------

        TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    $149,034
                                                                                                         ========



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                                  LIABILITIES

        Deposits
                 In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . .                     $44,882
                 Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . $14,690
                 Interest-bearing   . . . . . . . . . . . . . . . . . . . . .  30,192
                                                                               ------
                 In foreign offices, Edge and Agreement subsidiaries,
                 and IBF's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      32,537
                 Noninteresting-bearing   . . . . . . . . . . . . . . . . . . . .$146
                 Interest-bearing   . . . . . . . . . . . . . . . . . . . . . .32,391
                                                                               ------
        Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
                 Edge and Agreement subsidiaries, and in IBF's
                 Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . .                      10,587
                 Securities sold under agreements to repurchase   . . . . . . . . . .                       3,083
        Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . .                         464
        Trading liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      31,358
        Other Borrowed money:
                 With original maturity of one year or less   . . . . . . . . . . . .                       7,527
                 With original maturity of more than one year   . . . . . . . . . . .                         914
        Mortgage indebtedness and obligations under capitalized leases  . . . . . . .                          20
        Bank's liability on acceptances executed and outstanding  . . . . . . . . . .                       1,054
        Subordinated notes and debentures   . . . . . . . . . . . . . . . . . . . . .                       3,410
        Other liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       5,986

        TOTAL LIABILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     141,822
                                                                                                          -------

                                  EQUITY CAPITAL

        Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         620
        Surplus     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       4,501
        Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . .                       2,558
        Net unrealized holding gains (losses)
        on available-for-sale securities  . . . . . . . . . . . . . . . . . . . . . .                        (476)
        Cumulative foreign currency translation adjustments   . . . . . . . . . . . .                           9

        TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       7,212
                                                                                                            -----

        TOTAL LABILITIES, LIMITED-LIFE PREFERRED STOCK
                 AND EQUITY CAPITAL   . . . . . . . . . . . . . . . . . . . . . . . .                    $149,034
                                                                                                         ========


        I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                           JOSEPH L. SCLAFANI

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                           WALTER V. SHIPLEY     )
                                           EDWARD D. MILLER      )DIRECTORS
                                           WILLIAM B. HARRISON   )



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